Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of: Corporate Backed Trust Certificates, Motorola Debenture-Backed Series 2002-12

*CUSIP:    21988G395

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 10, 2013.

INTEREST ACCOUNT
Balance as of October 1, 2012	$0.00
Scheduled Income received on securities	$0.00
Unscheduled Income received on securities	$0.00
Interest portion of January 10, 2013 Call Price received on January 10, 2013 Call Date upon exercise of Call Warrants by 100% of the holders thereof	$714,533.96
LESS:
Distribution of interest cash to the Holders on January 10, 2013 Call Date	-$714,533.96
Distribution to Depositor	-$0.00
Distribution to Trustee	-$0.00
Balance as of January 10, 2013	$0.00

PRINCIPAL ACCOUNT
Balance as of October 1, 2012	$0.00
Scheduled Principal received on securities	$0.00
Principal portion of January 10, 2013 Call Price received on January 10, 2013 Call Date upon exercise of Call Warrants by 100% of the holders thereof	$31,686,650.00
LESS:
Distribution of principal cash to Holders on January 10, 2013 Call Date	-$31,686,650.00
Distribution of $49,776,000 principal amount of underlying securities to Call Warrants Holder on January 10, 2013 Call Date	-$0.00
Balance as of January 10, 2013	$0.00

UNDERLYING SECURITIES HELD AS OF October 1, 2012

Principal Amount	Title of Security
$0	Motorola, Inc. 5.22% Debentures due October 1, 2097 *CUSIP: 620076AM1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.